Exhibit 2(f)


	AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


	AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of February 11, 2000 among NewCheck Corporation, d/b/a
Productivity Solutions, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), Electronic Retailing Systems International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as "ERS"), the other purchasers of the Company's Series C Convertible Preferred Stock, $0.0001 par value (hereinafter referred to as the "Senior Preferred Stock"), identified on Schedule 1 annexed hereto (hereinafter, together with ERS, referred to as the "Purchasers", and each individually, as a "Purchaser"), and the other Holders (as hereinafter defined).

	W I T N E S S E T H :

	WHEREAS, the Company and the holders of the Series A Convertible Preferred Stock $.0001 par value (hereinafter referred to as the "Series A Preferred Stock"), of the Company are parties to a Rights Agreement dated as of June 30, 1994 (Section 1 of which is hereinafter referred to as the "1994 Agreement"), with respect to the registration by the Company of the shares of its common stock, $.0001 par value (as the same may be constituted from time to time, hereinafter referred to as the "Common Stock"), issuable upon conversion of the Series A Preferred Stock, and of the other Registrable Securities identified therein; and

	WHEREAS, the Company and the holders of the Series B1 Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Series B1 Preferred Stock"), of the Company and the holders of the Series B2 Convertible Preferred Stock, $.0001 par value (hereinafter referred to as the "Series B2 Preferred Stock"), of the Company are parties to a Registration Rights Agreement dated May 13, 1998 (hereinafter referred to as the "1998 Agreement"), with respect to registration by the Company of the shares of Common Stock issuable upon conversion of the Series B1 Preferred Stock and the Series B2 Preferred Stock, and of the other Registrable Securities identified therein; and

	WHEREAS, the Company and the Purchasers are parties to a Stock and Convertible Note Purchase Agreement dated as of even date herewith (hereinafter referred to as the "Stock and Note Purchase Agreement"), providing for, among other matters, the issuance and delivery by the Company: (i) to the Purchasers of shares of the Senior Preferred Stock, such shares convertible into shares of the Common Stock, (ii) to ERS of the Company's 8% Convertible Note dated as of even date herewith (hereinafter
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referred to as the "ERS Convertible Note"), and (iii) to AG
Checkout LLC of the Company's 8% Convertible Note dated as of even date herewith (hereinafter referred to as the "AG Convertible Note" and together with the ERS Convertible Note, referred to herein as the "Convertible Notes"), such Convertible Notes convertible into shares of Senior Preferred Stock; and

	WHEREAS, the Company and ERS are parties to a Management Agreement dated as of even date herewith (hereinafter referred to as the "Management Agreement"), providing for, among other matters, the issuance and delivery by the Company to ERS of warrants (hereinafter referred to as the "Warrants") exercisable with respect to shares of the Common Stock evidenced by the terms and conditions of two Warrant Certificates, each dated as of even date herewith, delivered by the Company to ERS;

	WHEREAS, it is a condition to the acquisition and acceptance by the Purchasers of the Senior Preferred Stock and the Convertible Notes, and to the execution and delivery of the Management Agreement by ERS, that the 1994 Agreement and the 1998 Agreement be amended and restated as set forth herein and that the Company execute and deliver this Agreement to the Purchasers; and

	WHEREAS, the holders of the Series A Preferred Stock party hereto constitute a majority of the record and beneficial holders of the Registrable Securities (as set forth in the 1994
Agreement) and the holders of the Series B1 Preferred Stock and Series B2 Preferred Stock party hereto constitute the Majority Holders (as set forth in the 1998 Agreement);

	NOW, THEREFORE, in consideration of the agreements, premises and the mutual covenants contained herein the parties, intended to be legally bound, hereto hereby agree as follows:

     1. Definitions. Unless otherwise defined herein, the following terms shall have the respective meanings set forth below (such meanings being equally applicable to both the singular and plural form of the terms defined):

	"Agreement" shall mean this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

	"Amended and Restated Securityholders Agreement" shall mean the Amended and Restated Securityholders Agreement dated as of even date herewith among the Company, the Purchasers and the holders of the Series B1 Preferred Stock and the holders of the Series B2 Preferred Stock, which in all respects amends and restates the Stockholders Agreement dated as of May 13, 1998 among the Company and such holders.
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	"Business Day" shall mean any day that is not a Saturday, a
Sunday or a day on which banks are required or permitted to be closed in the State of New York.

	"Commission" shall mean the Securities and Exchange
Commission or any other federal agency then administering the Securities Act and other federal securities laws.

	"Conversion Shares" shall mean shares of Common Stock issued upon conversion of shares of Series A Preferred Stock, Series B1
Preferred Stock, Series B2 Preferred Stock or Senior Preferred
Stock (including, without limitation, Senior Preferred Stock issuable upon conversion of the Convertible Notes), and upon exercise of the Warrants.

	"Demand Holders" shall mean Holders holding at the time shares of Senior Preferred Stock, and the Convertible Notes, representing at least 60% of the sum of (x) all then outstanding Conversion Shares issued upon conversion of Senior Preferred Stock (including, without limitation, Senior Preferred Stock issuable upon conversion of the Convertible Notes), (y) all shares of Common Stock issuable to the holders of then outstanding Senior Preferred Stock, and (z) all shares of Common Stock issuable to the holders of Senior Preferred Stock issuable upon conversion of the Convertible Notes; except that the foregoing reference to "60%" shall be reduced to "30%" subsequent to a Qualified Public Offering or, if earlier, 18 months from and after the date hereof with respect to a Qualified Public Offering.

	"Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

	"Holder" shall mean the holder of Conversion Shares, or shares of Series A Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock or Senior Preferred Stock (including, without limitation, Senior Preferred Stock issued upon conversion of the Convertible Notes), or of the Convertible Notes or the Warrants.

	"NASD" shall mean the National Association of Securities
Dealers, Inc., or any successor corporation thereto.

	"Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

	"Qualified Public Offering" shall have the meaning ascribed to such term in the Senior Preferred Certificate of Designation.



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	"Registrable Securities" shall mean the shares of Common
Stock from time to time issued or issuable to the holders of the Series A Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, and Senior Preferred Stock (including, without limitation, shares of Senior Preferred Stock issuable upon conversion of the Convertible Notes), upon the conversion thereof, or to the holders of the Warrants upon exercise thereof, or hereinafter acquired by such holders or which they hereinafter obtain the right to acquire pursuant to the terms of the Amended and Restated Securityholders Agreement or otherwise; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

	"Registration Statement" shall mean any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

	"Required Holders" shall mean Holders holding at the time shares of Series B1 Preferred Stock, Series B2 Preferred Stock, or Senior Preferred Stock, or the Convertible Notes, or Conversion Shares into which the Series B1 Preferred Stock, Series B2 Preferred Stock, or Senior Preferred Stock (including, without limitation, Senior Preferred Stock issuable or issued upon conversion of the Convertible Notes) has been converted, representing at least 66.67% of the sum of (x) all then outstanding Conversion Shares issued upon conversion of the Series B1 Preferred Stock, Series B2 Preferred Stock or Senior Preferred Stock (including, without limitation, Senior Preferred Stock issuable upon conversion of the Convertible Notes), (y) all shares of Common Stock issuable to the holders of then outstanding Series B1 Preferred Stock, Series B2 Preferred Stock or Senior Preferred Stock, and (z) all shares of Common Stock issuable to the holders of Senior Preferred Stock issuable upon conversion of the Convertible Notes.

	"Restricted Security" shall mean any security unless or until: (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a restrictive legend pursuant to the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.




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	"Securities Act" shall mean the Securities Act of 1933, as
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

	"Senior Preferred Certificate of Designation" shall mean the Certificate of Designation of the Senior Preferred Stock filed with the Secretary of State of Delaware, as may from time to time be amended.

	"underwritten offering" shall mean a registration in which securities of the Company are sold pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

     2.  Prior Agreements.  	This Agreement hereby amends and
restates the terms and provisions of each of the 1994 Agreement and the 1998 Agreement, which are superseded in their entirety by the provisions hereof.

     3.  Required Registration.   Subject to the provisions of
Section 9 hereof, if the Demand Holders make a written request for a registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (hereinafter referred to as a "Demand Registration"), the Company shall promptly notify all Holders of Registrable Securities in writing of the receipt of such request and each such Holder, may elect (by written notice sent to the Company within 10 Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have Registrable Securities included in such registration thereof pursuant to this Section 3. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered. All requests made pursuant to this Paragraph shall specify the number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof; provided, however, that if the Demand Holders of a majority of the Registrable Securities held by the Required Holders requesting such registration request an underwritten offering, the method of disposition shall be such an underwritten offering.

4. Incidental Registration. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders"), a Registration Statement under the Securities Act on any form (other than a Demand Registration and other than on a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type
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referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice thereof to all Holders, at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such holders thereof may request.

	Each Holder desiring to have Registrable Securities registered under this Section 4 shall advise the Company in writing within 10 Business Days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed underwritten offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then all selling security holders (including the demanding security holder) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 7 hereof, all expenses of such registration shall be borne by the Company.

	This Section 4 shall not apply to a Qualified Public Offering unless the Demand Holders request to register their Registrable Securities, then all Holders shall be entitled to register their Registrable Securities pursuant to this Section 4, subject to the penultimate sentence of the above paragraph immediately preceding this paragraph. If a registration under this Section 4 is an underwritten offering, all holders whose Securities are included therein shall be obligated to sell their securities on the same terms and conditions as apply to the securities being issued and sold generally in such underwriting.

     5.	Holdback Agreements.

A. Restrictions on Public Sale by Holder of Registrable Securities. Each Holder agrees, if requested by the managing underwriters, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in any Registration Statement with respect to the Company's initial underwritten public offering of securities, including a sale pursuant to Rule 144 under the Securities Act
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(except as part of such underwritten offering), during the
ten-day period prior to, and, during the 120-day period beginning on, the closing date of such underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters. The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the applicable class of Registrable Securities commencing on the date of sale of such applicable class of Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the underwriter or underwriters.

	B.	Restrictions on Public Sale by the Company and Others.
The Company agrees:

		(i)	not to effect any public or private sale or
distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Regulation D under the Securities Act, during the ten-day period prior to, and during the 120-day period beginning on, the closing date of the initial underwritten offering of the Company's securities, without the consent of the managing underwriters of such underwritten offering, to the extent timely notified in writing by a holder of Registrable Securities or the managing underwriters (except as part of such underwritten offering or pursuant to registrations on Form S-4 or S-8 or any successor form to such Forms); and

		(ii) to cause each officer and director of the Company who is a holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities
Act (except as part of such underwritten offering, if permitted, or with the consent of the managing underwriter of such underwritten offering).

     6.	Registration Procedures.  If the Company is required
by the provisions of Sections 3 or 4 hereof to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration
Statement with respect to such securities on a form for which the Company then qualifies and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days; provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and underwriters;

(b)	prepare and file with the Commission such amendments
and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

(c)	furnish to such selling security holders such number
of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(d)	use its best efforts to register or qualify the
securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e) at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in such form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters; (2) furnish an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders thereof making such request, in customary form and covering matters of the type customarily covered in such legal opinions; (3) furnish a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders thereof making such request and, if such accountants refuse to deliver such letter to such Holders, then to the Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holders shall reasonably request; (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification and contribution provisions and procedures of Section 8 hereof, or language at least as favorable to the Holders, with respect to all parties to be indemnified pursuant to said Section; and (5) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) of this Paragraph (e) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders of a majority of the Registrable Securities being sold may reasonably request. Such letter from independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;

(f)	enter into customary agreements (including an
underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

(g)	otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

	It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any holder of Registrable Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     7.	Expenses.  All expenses (hereinafter referred to as
"Registration Expenses") incurred in complying with this Agreement, including without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing, messenger, telephone and delivery expenses, securities acts liability insurance if the Company so desires or if, the underwriters or selling holders of Registrable Securities so require, fees and disbursements of underwriters, except as set forth in subparagraph (b) of this Section, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the Registrable Securities being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 6(d) shall be paid by the Company, except that:

(a)	all such expenses in connection with any amendment or
supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such Holder of Registrable Securities; and

(b)	the Company shall not be liable for any fees,
discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder of Registrable Securities.

     8.   Indemnification and Contribution.

(a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating Person or controlling Person for any reasonable legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein or (in the case of any registration pursuant to Section 3) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such Holder.

(b)	Each Holder, by acceptance hereof, agrees to indemnify
and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder of Registrable Securities shall be required to indemnify any Person pursuant to this Section 8 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(b) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     9.  Certain Limitations on Registration Rights.
Notwithstanding the other provisions of
this Agreement:

	(a) 	The provisions of Section 3 hereof shall not extend to
more than two Demand Registrations; provided, however, that if the Company shall be eligible to file a Registration Statement on Form S-3 (or other comparable short form) the number of Demand
Registrations shall extend to four registrations if on Form S-3
(or such other form), though in no event shall the Company be required to file more than one registration on Form S-3 in any calendar year.

(c) The Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act.

(c)	The Company shall not be obligated to register the
Registrable Securities of any Holder pursuant to Section 3 if the Company has had a Registration Statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 3 or 4, declared effective within 180 days prior to the date of the request pursuant to Section 3.

(d)	The Company shall have the right to delay the filing
or effectiveness of a Registration Statement required pursuant to Section 3 hereof during one or more periods aggregating not more than 90 days in any twelve-month period in the event that
(i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and
(ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

     10.	Selection of Managing Underwriters.  The managing
underwriter or underwriters for any underwritten offering of Registrable Securities to be registered pursuant to Section 3 shall be selected by the Holders of a majority of the shares held being so registered and shall be reasonably acceptable to the Company.

     11.	Rule 144. The Company covenants that it shall file the
reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such information and requirements.

     12.	Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. Except with respect to the 1994 Agreement and the 1998 Agreement, the Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

(b)	Remedies.  Each Holder, in addition to being entitled
to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

(c)	Amendments and Waivers.  Except as otherwise provided
herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of the Required Holders. Any amendment, modification, supplement or waiver agreed to by the Required Holders shall be binding upon all Holders.

(d)	Notice Generally.  Any notice, demand, request,
consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, by overnight express mail by a nationally recognized carrier, or by telecopy and confirmed by telecopy answerback, addressed as follows:

(i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purposes.

(ii) If to the Company, at

NewCheck Corporation
8400 Baymeadows Way, Suite 12
Jacksonville, Florida 32256

Attn: Chief Executive Officer

Telecopy Number: (904) 739-0905

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, the next day if delivered by overnight express carrier or three Business Days after the same shall have been deposited in the United States mail.

(e)	Benefit and Binding Effect.  All of the terms and
provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any permitted transferee of their Registrable Securities (other than as part of a registered offering under the Securities Act). References herein to any Holder shall include Holder and any of its successors and assigns.

(f)	Headings.  The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)	Governing Law; Jurisdiction.  This Agreement shall be
governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objections as to venue in the County of New York, State of New York. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

(h)	Severability.  Wherever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i)	Entire Agreement.  This Agreement represents the
complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof including, without limitation, the 1994 Agreement and the 1998 Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Agreement shall be binding upon the parties hereto notwithstanding the absence of any execution and delivery hereof by David Fries, who may subsequently be joined as a party by execution and delivery hereof.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  						NEWCHECK CORPORATION

                   	By: s/Thomas W. Wilson, Jr.
                  	    ------------------------
                    		  Thomas W. Wilson, Jr.
                  						Chief Executive Officer

                        ELECTRONIC RETAILING SYSTEMS
                        INTERNATIONAL,	INC.


                    By: s/Bruce F. Failing, Jr.
                        ------------------------
                   	Name: Bruce F. Failing, Jr.
                   	Title: Vice Chairman and
                     		    Chief Executive Officer

CANAAN CAPITAL OFFSHORE LIMITED
PARTNERSHIP, C.V., a limited
partnership formed under the laws
of the Netherlands Antilles

By:	Canaan Capital Management
    L.P., General Partner

By:	Canaan Capital Partners L.P.,
    General Partner

	By: s/Harry Rein
	    ------------------------
		  General Partner


CANAAN CAPITAL LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:	Canaan Capital Management
    L.P., General Partner

By:	Canaan Capital Partners L.P.,
    General Partner

By: s/Harry Rein
   -------------------------
	   General Partner

GE CAPITAL EQUITY INVESTMENTS,
INC.

By: s/Brian S. Graff
    ----------------------------
    Name: Brian S. Graff
    Title: Senior Vice President



PEC ISRAEL ECONOMIC CORPORATION

By: s/James I. Edelson
    ----------------------------
      Name: James I. Edelson
      Title: President



DISCOUNT INVESTMENT CORPORATION,
LTD.

By: s/Dr. Yoram Turbowicz
    s/Raanan Cohen
    ---------------------------
      Name: Dr. Yoram Turbowicz
      Title: Chief Executive
              Officer
      Name: Raanan Cohen
      Title: Assistant to
                President



FIRST COMMERCE CAPITAL, INC.,
d/b/a BANC ONE CAPITAL

By: s/Gary A. Peat
    ---------------------------
     Name: Gary A. Peat
     Title: Authorized Signatory



JACKSON NATIONAL LIFE INSURANCE
CO.,
by PPM AMERICA, INC. Attorney in
Fact

By: s/Gaetano Petrelli
    ---------------------------
    Name: Gaetano Petrelli
    Title: Vice President





						s/Leigh Q. Failing
						-------------------------------
						LEIGH Q. FAILING

						TRUST UNDER PARAGRAPH II OF  ARTICLE
						FIRST OF THE FAILING TRUST U/A/D
						7/31/90 F/B/O BRUCE F. FAILING, III

						By: s/Leigh Q. Failing
						    -------------------------------
						    LEIGH Q. FAILING

						TRUST UNDER PARAGRAPH II OF  ARTICLE
						FIRST OF THE FAILING TRUST U/A/D
						7/31/90 F/B/O LINDSAY FAILING

						By: s/Leigh Q. Failing
						    ------------------------------
						    LEIGH Q. FAILING

						s/James Kjorlien
						----------------------------------
						JAMES KJORLIEN

						s/Michael S. Pfeffer
						----------------------------------
						MICHAEL S. PFEFFER

s/Stephen Wertheimer
----------------------------------
STEPHEN WERTHEIMER, ON BEHALF OF
JEREMY J.E. BLOOMER & J. CHRISTOPHER
YOUNG TTEE CREDIT RESEARCH AND
TRADING LLC PFT SHR U/A DTD 1/1/96
FBO STEPHEN WERTHEIMER


						s/David Fries
						----------------------------------
						DAVID FRIES



						s/Leigh Q. Failing
						----------------------------------
					LEIGH Q. FAILING

					s/Edward McGann
					----------------------------------
					EDWARD MCGANN

						s/Michael Lee
						----------------------------------
						MICHAEL LEE

						s/John Stevenson
						----------------------------------
						JOHN STEVENSON
						s/Jerry Gabbard
						----------------------------------
						JERRY GABBARD

						HENRY STREET ASSOCIATES, LLC

						By: s/Harry Rein
						    ------------------------------
		      		Name: Harry Rein
	         Title: Member/Manager

						AG CHECKOUT LLC

						By: s/Joshua Brain
						    ------------------------------
					   		Name: Joshua Brain
					   		Title: Vice President

						HAMILTON PARTNERS, LLC


						By s/Peter F. Murphy
						    ------------------------------
		         Name: Peter F. Murphy
		         Title: President


						s/Robert M. Goodman
						----------------------------------
						ROBERT M. GOODMAN

						KAVEH CORPORATION

						By s/Hossein Alizadeh
						   ------------------------------
					        Name: Hossein Alizadeh
					        Title: President


						BNY CAPITAL MARKETS, INC.



						By s/Behdad Alizadeh
						   ------------------------------
					        Name: Behdad Alizadeh
					        Title: Managing Director
						s/Stephen Wertheimer
						---------------------------------
						STEPHEN WERTHEIMER